Exhibit 10.1

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (this “Agreement”) is entered into as of August 13, 2003 by and among RevCare, Inc., a Nevada corporation (the “Borrower”) and the parties listed on Exhibit A hereto, which parties are also holders of certain promissory notes (the “Notes”) as described on Schedule A attached hereto (the “Lenders”).

Recitals

A.                                   FBR Financial Services Partners, L.P. (“FBR”) previously made a loan to the Borrower in the original principal amount of One Hundred Thousand Dollars ($100,000.00) (the “Original Senior Note”).

B.                                     The Lenders described in Schedule A, other than FBR, have made loans to the Borrower which are subordinate to the Original Senior Note.

C.                                     FBR proposes to lend funds to the Borrower in the principal amount of Five Hundred Thousand Dollars ($500,000) pursuant to a Note (the “New FBR Note”) of even date herewith.

This Agreement provides for certain matters of repayment between the Lenders.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.                                       The Lenders agree that their rights to receive any payments under their respective Notes shall continue to be subordinated to FBR’s right to receive payments under the Original Senior Note and any renewals, modifications or extensions thereof (including those which extend the maturity date).  The Lenders and the Borrower acknowledge and agree that until payment in full of the Original Senior Note to FBR, (i) no payments shall be made to the other Lenders for any sums due with respect to their Notes other than payments made in accordance with Section 2, and in the event any such payments are made to the other Lenders, such payments shall be collected, enforced and received by the such Lenders as trustee for FBR and shall promptly be paid to FBR for application against the Original Senior Note as FBR may direct and (ii) the other Lenders may not take any action to enforce any security interest held by the other Lenders with respect to the indebtedness evidenced by their respective Notes.

2.                                       For so long as no Event of Default, as defined in the Notes, has occurred and is continuing, the Borrower may continue to make regularly scheduled payments of principal and interest to the Lenders in accordance with the terms of their respective Notes.  The Borrower will not make any prepayments of amounts owing to any Lender without the approval of the Lenders.  Upon the occurrence of an Event of Default, and for so long as such Event of Default has not been waived or cured, the Borrower shall not make, and no Lender shall accept, any payment except as shall (i) first pay the Original Senior Note in full and then (ii) be shared ratably among the Lenders so as to maintain as near as possible the amount of the debt owing under the Notes pro rata according to such Lenders’ respective proportionate interests in the amount of debt owed as of the date immediately prior to such payments.

3.                                       If any Lender shall at any time receive any payment of principal, interest or other charge arising under their respective Notes, or any sum by virtue of counterclaim, offset or other lien that may be exercised or from any security, other than payments made in accordance with Section 2, above, such Lender shall (i) pay such payment to FBR if the Original Senior Note has not been paid in full and (ii) after the Original Senior Note has been paid in full, share such payment or payments with the other Lenders pro rata according to the amounts of debt owing under their respective Notes as of the date immediately prior to such payment or payments.

4.                                       Each Lender will promptly notify the other Lenders upon the occurrence of an Event of Default under such Lender’s Notes.

5.                                       Notwithstanding the terms and conditions of the any loan documents between the Borrower and any Lender, or any other right of the Lenders, no Lender shall take possession of, commence and conduct foreclosure proceedings with respect to, or otherwise dispose of and realize on, the Collateral as a result of an Event of Default without first providing written notice to and allowing the other Lenders the opportunity to cure any such Event of Default.

6.                                       This Agreement shall bind any successors or assignees of the parties hereto.  This Agreement is solely for the benefit of the Lenders, and not for the benefit of the Borrower or any other party.

7.                                       This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.                                       This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles.

9.                                       This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  This Agreement may be amended only by written instrument signed by the Borrower and the Lenders.

10.                                 In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees incurred in such action.

11.                                 All notices under this Agreement shall be deemed to have been given when delivered personally, or five (5) days after delivery when deposited in the United States mail, registered or certified, with proper postage and registration or certification fees prepaid, or one (1) day after delivery when delivered to Federal Express or a similar overnight carrier, addressed to parties at the addresses set forth on the signature pages hereto or to such other addresses as may be designated by any of the parties from time to time by written notice given to the other party(ies) in the aforesaid manner.

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The parties hereto have executed this Intercreditor Agreement as of the date first set forth above.

COMPANY:

REVCARE, INC.

By:	/s/ Manuel Occiano

Name:	Manuel Occiano
Title:	President

Address:	5400 Orange Avenue, Suite 200
Cypress, CA 90630

LENDERS:

FBR Financial Services Partners, L.P.

By:	/s/George L. McCabe, Jr.
Name:	George L. McCabe
Title:	Managing Director

Address:	1001 19th Street North
10th Floor
Arlington, VA 22209

/s/ Russell E. Mohrmann
Russ Mohrmann

/s/ Suzette M. Mohrmann
Suzette M. Mohrmann

Address:	9432 Walker Ranch Circle
Villa Park, CA 92861-2820

RBA Rem-Care, Inc.,
a California corporation

By:	/s/ Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	President

Address:	9432 Walker Ranch Circle
Villa Park, CA 92861-2820

Insource Medical Solutions, LLC,
a California limited liability corporation

By:	/s/ Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	Member

Address:	9432 Walker Ranch Circle
Villa Park, CA 92861-2820

Hospital Employee Labor Pool, a California Corporation

By:	/s/Russell E. Mohrmann
Name:	Russell E. Mohrmann
Its:	President

Address:	9432 Walker Ranch Circle
Villa Park, CA 92861-2820

/s/ Robert G. Perez
Rob Perez

/s/ Barbara C. Perez
Barbara C. Perez

Address:	9752 Villa Woods Dr.
Villa Park, CA 92861

SCHEDULE A

Schedule of Lenders’ Notes

(1)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Borrower in favor of Russ Mohrmann and Suzette Mohrmann in the original principal amount of $1,373,981.03

(2)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Borrower in favor of RBA Rem-Care, Inc. in the original principal amount of $412,435.40

(3)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Borrower in favor of Insource Medical Solutions, LLC in the original principal amount of $198,442.10

(4)                                  That certain Secured Convertible Promissory Note dated January 8, 2003 issued by Borrower in favor of Hospital Employee Labor Pool in the original principal amount of $583,653.23

(5)                                  That certain Secured Convertible Promissory Note dated August 14, 2000 issued by Borrower in favor of Rob and Barbara Perez in the original principal amount of $1,225,000, as amended by that certain Modification Agreement dated January 8, 2003.

(6)                                  That certain Promissory Note dated July 21, 2002 issued by Borrower in favor of FBR Financial Services Partners, L.P. in the original principal amount of $100,000

(7)                                  That certain Secured Convertible Promissory Note dated September 19, 2002 issued by Borrower in favor of FBR Financial Services Partners, L.P. in the original principal amount of $1,000,000

(8)                                  That certain Promissory Note dated August 13, 2003 issued by Borrower in favor of FBR Financial Services Partners, L.P. in the original principal amount of $500,000

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EXHIBIT A

Schedule of Lenders

Russ Mohrmann

Suzette M. Mohrmann

RBA Rem-Care, Inc.,

Insource Medical Solutions, LLC

Hospital Employee Labor Pool

Rob Perez

Barbara C. Perez

FBR Financial Services Partners, L.P.

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